Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 19, 2014, by and between Crown Castle International Corp., a Delaware corporation (“CCI”), and Crown Castle REIT Inc., a Delaware corporation (“CCR”).

RECITALS

WHEREAS, CCI has completed the steps necessary in order to operate in compliance with the rules governing a “real estate investment trust” (“REIT”) and began operating as a REIT for U.S. federal income tax purposes, effective January 1, 2014 (collectively, the “REIT Conversion”);

WHEREAS, CCR is a wholly owned direct subsidiary of CCI formed in connection with the Merger (as defined below);

WHEREAS, in connection with the REIT Conversion, CCI contemplates, among other things, the merger of CCI with and into CCR pursuant to this Agreement;

WHEREAS, as a result of the Merger, CCR will be renamed “Crown Castle International Corp.” and will succeed to the assets, continue to operate the business and assume the obligations of CCI;

WHEREAS, Section 251 of the General Corporation Law of the State of Delaware (“DGCL”) authorizes the merger of a Delaware corporation with and into another Delaware corporation;

WHEREAS, for U.S. federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (“Code”); and

WHEREAS, the Board of Directors of CCI (“CCI Board”) and the Board of Directors of CCR (“CCR Board”) each has determined that the Merger and this Agreement are advisable and in the best interests of each such corporation and its respective stockholders and each has approved this Agreement and the Merger on the terms and subject to the conditions set forth in this Agreement and authorized this Agreement to be submitted to a vote of its respective stockholders entitled to vote hereon.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER; CLOSING; EFFECTIVE TIME; EFFECTS OF MERGER

1.1 The Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) and in accordance with Section 251 of the DGCL, CCI shall be merged with and into CCR and the separate corporate existence of CCI shall thereupon cease (“Merger”) and CCR shall be the surviving corporation of the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and the separate existence of CCR will continue unaffected by the Merger.

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1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (“Closing”) shall take place at such time, date and place as the parties may agree but in no event prior to the satisfaction or waiver, to the extent permitted by law, of the conditions set forth in Section 3.1. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

1.3 Effective Time. Subject to the terms and conditions set forth in this Agreement, following the Closing, the parties hereto shall, at such time as they deem advisable, cause a certificate of merger (“Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as CCI and CCR shall agree and specify in the Certificate of Merger (“Effective Time”).

1.4 Certificate of Incorporation and By-laws.

(a) The Amended and Restated Certificate of Incorporation of CCR, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, except that Article I shall be amended to read as follows:

“The name of the corporation (which is hereinafter referred to as the “Corporation”) is: Crown Castle International Corp.”

(b) The Amended and Restated By-laws of CCR, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed, except that the name of the corporation therein shall be amended to “Crown Castle International Corp.”

1.5 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and officers of CCI serving as directors or officers of CCI immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, and each director and officer will continue his or her directorship or employment, as the case may be, with the Surviving Corporation under the same terms as his or her directorship or employment with CCI.

1.6 Effects of Merger. The Merger shall have the effects specified in the DGCL and this Agreement.

ARTICLE II

EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of CCI, CCR or the stockholders of such corporations, the following shall occur:

(a) The outstanding shares of Common Stock, par value $0.01 per share, of CCI (“CCI Common Stock”) issued and outstanding immediately prior to the Effective Time, other than those held in CCI’s treasury (if any), shall be converted into the same number of validly issued, fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Surviving Corporation (“Surviving Corporation Common Stock”).

(b) The outstanding shares of 4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share, of CCI (“CCI Preferred Stock”) issued and outstanding immediately prior to the Effective Time, other than those held in CCI’s treasury (if any), shall be converted into the same number of validly issued, fully paid and nonassessable shares of 4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share, of the Surviving Corporation (“Surviving Corporation Preferred Stock”).

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(c) All shares of CCI Common Stock and CCI Preferred Stock shall no longer be outstanding and shall be canceled and shall cease to exist. At the Effective Time, each certificate formerly representing shares of CCI Common Stock (“Certificate”) shall thereafter only represent the right to receive (i) a certificate representing the same number of shares of Surviving Corporation Common Stock and (ii) an amount equal to any dividend or other distribution pursuant to Section 2.4(c).

(d) Each share of CCI Common Stock and CCI Preferred Stock held in CCI’s treasury at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled without payment of any consideration therefor and shall cease to exist.

(e) Each share of Common Stock, par value $0.01 per share, of CCR issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of CCR or the holder of such share, cease to be outstanding, shall be canceled without payment of any consideration therefor and shall cease to exist.

2.2 Dividends or Distributions Declared Prior to the Effective Time. CCI’s obligations with respect to any dividends or other distributions to the holders of CCI Common Stock or CCI Preferred Stock that have been declared by CCI but not paid prior to the Effective Time will be assumed by the Surviving Corporation in accordance with the terms thereof (excluding, for the avoidance of doubt, any dividends or other distributions that may be deemed to have accrued, but have not been declared, on CCI Preferred Stock prior to the Effective Time).

2.3 CCI Stock Plans. At the Effective Time, the rights and obligations of CCI under the Crown Castle International Corp. 2004 Stock Incentive Plan and the Crown Castle International Corp. 2013 Long-Term Incentive Plan (including all amendments or modifications, collectively, the “Plans”) and related award agreements will be assumed by the Surviving Corporation in accordance with the terms thereof, and all equity-based awards with respect to shares of CCI Common Stock granted pursuant to the Plans and such agreements will be converted into corresponding equity-based awards with respect to shares of Surviving Corporation Common Stock, in each case, to the extent set forth in, and in accordance with, the terms of such Plans and related award agreements and on the same terms and conditions applicable to such awards prior to the conversion. The number of shares of CCI Common Stock available for grant or subject to outstanding equity-based awards granted under the Plans and certain terms under each of the Plans are set forth in Schedule 2.3. For the avoidance of doubt, CCI Common Stock subject to forfeiture restrictions and other terms of any Plan and related award agreements converted to Surviving Corporation Common Stock pursuant to Section 2.1(a) shall remain subject to the forfeiture restrictions and other such terms of such Plan and agreements.

2.4 Exchange of Certificates.

(a) As of the Effective Time, the Surviving Corporation shall deposit, or shall cause to be deposited, with Computershare Inc., the transfer agent and registrar for the shares of Surviving Corporation Common Stock and the exchange agent for purposes of the Merger (“Exchange Agent”), for the benefit of the holders of Certificates, shares of Surviving Corporation Common Stock, in an amount sufficient to effect the exchange of all Certificates for shares of CCI Common Stock pursuant to Section 2.1(a). In addition, the Surviving Corporation shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of holders of Certificates as necessary from time to time after the Effective Time, any dividends or other distributions payable pursuant to Section 2.4(c).

(b) As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon delivery of the Certificate to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in

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exchange for certificates representing shares of Surviving Corporation Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Certificate so surrendered shall forthwith be cancelled, and the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing the number of shares of Surviving Corporation Common Stock (or evidence of shares in book-entry form) which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II and (B) the payment of any of dividends and other distributions that such holder has the right to receive pursuant to Section 2.4(c). No interest shall accrue or be paid on any Merger consideration or on unpaid dividends and distributions payable to holders of Certificates. In the event of a surrender of a Certificate representing shares of CCI Common Stock in exchange for a certificate representing shares of Surviving Corporation Common Stock (or evidence of shares in book-entry form) in the name of a person other than the person in whose name such shares of CCI Common Stock are registered, a certificate representing the proper number of shares of Surviving Corporation Common Stock (or evidence of shares in book-entry form) may be issued to such a transferee if the Certificate representing such securities is presented to the Exchange Agent, accompanied by all documents required by the Exchange Agent or the Surviving Corporation to evidence and effect such transfer and to evidence that any applicable transfer taxes have been paid.

(c) No dividends or other distributions declared by the Surviving Corporation in respect of Surviving Corporation Common Stock, the record date for which is at or after the Effective Time, shall be paid by the Exchange Agent to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, the Exchange Agent shall release to the holder of the certificates representing whole shares of Surviving Corporation Common Stock (or evidence of shares in book-entry form) issued in exchange therefor, without interest, (A) at the time of such surrender, the previously reserved amount equal to the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Surviving Corporation Common Stock that had been held by the Exchange Agent for the benefit of such holder, and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Surviving Corporation Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

(d) At and after the Effective Time, there shall be no transfers on the stock transfer books of CCI of shares of CCI Common Stock or CCI Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of Surviving Corporation Common Stock (or evidence of shares in book-entry form) in accordance with the procedures set forth in this Article II.

(e) Any former stockholders of CCI who have not complied with this Article II within one year after the Effective Time shall thereafter look only to the Surviving Corporation for release of (A) their previously reserved shares of Surviving Corporation Common Stock or Surviving Corporation Preferred Stock deliverable in respect of each share of CCI Common Stock or CCI Preferred Stock, as applicable, such stockholder holds as determined pursuant to this Agreement and (B) any dividends or other distributions paid on such shares for the benefit of such stockholders, without any interest thereon.

(f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate the shares of Surviving Corporation Common Stock deliverable in respect thereof pursuant to this Agreement.

(g) None of CCI, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares or securities of CCI for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

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ARTICLE III

CONDITIONS

3.1 Conditions as to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (to the extent permitted by law), of the following conditions at or prior to the Closing Date:

(a) This Agreement shall have been duly adopted by the requisite vote of the stockholders of CCI and CCR.

(b) CCR shall have amended and restated its Certificate of Incorporation to read substantially in the form attached hereto as Exhibit A.

(c) CCR shall have amended and restated its By-laws to read substantially in the form attached hereto as Exhibit B.

(d) CCR shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations of 4.50% Mandatory Convertible Preferred Stock, Series A, to read substantially in the form attached hereto as Exhibit C.

(e) CCI shall have received from its tax counsel an opinion to the effect that the Merger qualifies as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and that each of CCI and CCR is a party to a reorganization within the meaning of Section 368(b) of the Code.

(f) The shares of Surviving Corporation Common Stock issuable to holders of CCI Common Stock pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(g) The shares of Surviving Corporation Preferred Stock issuable to holders of CCI Preferred Stock pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(h) The Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission by CCR in connection with the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceeding seeking a stop order.

(i) The CCI Board shall have determined, in its sole discretion, that no legislation, or proposed legislation with a reasonable probability of being enacted, would have the effect of substantially (A) impairing the ability of the Surviving Corporation to qualify as a REIT, (B) increasing the federal tax liability of CCI or the Surviving Corporation resulting from the REIT Conversion or (C) reducing the expected benefits to the Surviving Corporation resulting from the REIT Conversion.

(j) CCI shall have received all governmental approvals and third party consents required to be obtained by CCI or its subsidiaries in connection with the Merger and the transactions constituting the REIT Conversion, except where the failure to obtain such approvals or consents would not reasonably be expected to materially and adversely affect the business, financial condition or results of operations of the Surviving Corporation and its subsidiaries, taken as a whole.

ARTICLE IV

DEFERRAL AND TERMINATION

4.1 Deferral. Consummation of the Merger may be deferred by the CCI Board or any authorized officer of CCI following the special meeting of the stockholders of CCI if the CCI Board or said authorized officer determines that such deferral would be advisable and in the best interests of CCI and its stockholders.

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4.2 Termination of Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption of this Agreement by the holders of CCI Common Stock, by either (i) the mutual written consent of the CCI Board and the CCR Board or (ii) the CCI Board in its sole discretion.

4.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article IV, this Agreement shall forthwith become null and void and shall have no effect and no party hereto (or any of its affiliates, directors, partners, officers or stockholders) shall have any liability or further obligation to any other party to this Agreement.

ARTICLE V

GENERAL PROVISIONS

5.1 Further Assurances. Each of CCI and CCR shall use its reasonable best efforts to take all such actions as may be necessary, appropriate or desirable to effectuate the Merger under the DGCL. If, at any time after the Effective Time, any further action is necessary, appropriate or desirable to carry out the purposes of this Agreement or to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Surviving Corporation or CCI, the authorized officers and other authorized persons of the Surviving Corporation are authorized to take any such necessary, appropriate or desirable actions, including the execution, in the name and on behalf of the Surviving Corporation or CCI, of all such deeds, bills of sale, assignments and assurances.

5.2 No Appraisal Rights. The holders of shares of CCI Common Stock and CCI Preferred Stock are not entitled under applicable law to statutory appraisal rights as a result of the Merger or REIT Conversion.

5.3 Entire Agreement. This Agreement, the Exhibits and the Schedule hereto, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

5.4 Amendment. This Agreement may be amended by the parties hereto at any time before or after adoption of this Agreement by the holders of CCI Common Stock, but after such adoption, no amendment shall be made which by law requires the further approval of such holders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

5.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

5.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

5.8 Incorporation. All Exhibits and the Schedule attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

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5.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

5.10 Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

5.11 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

CROWN CASTLE REIT INC.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Index of Exhibits and Schedules

Exhibit A	Amended and Restated Certificate of Incorporation
Exhibit B	Amended and Restated By-laws
Exhibit C	Certificate of Designations of 4.50% Mandatory Convertible Preferred Stock, Series A
Schedule 2.3*	CCI Stock Plans

*	Pursuant to Item 601(b)(2) of Regulation S-K, Schedule 2.3 has been omitted. The registrant hereby agrees to furnish supplementally a copy of such schedule to the Securities and Exchange Commission on a confidential basis upon request.

Exhibit A

[Amended and Restated Certificate of Incorporation]

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CROWN CASTLE REIT INC.

The present name of the corporation is Crown Castle REIT Inc. The corporation was incorporated on May 27, 2014, by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware. This Amended and Restated Certificate of Incorporation of the corporation, which both amends and restates the provisions of the corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

Name

The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

Crown Castle REIT Inc.

ARTICLE II

Address

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

Purpose

The purpose of the Corporation shall be to engage in any lawful act or activity (including, without limitation or obligation, engaging in such lawful acts or activities which are necessary, appropriate or desirable to qualify for taxation under Sections 856 through 860, or any successor sections, of the Code (as defined in Article IV), as a “real estate investment trust” (hereinafter referred to as a “REIT”)) for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (hereinafter referred to as the “DGCL”).

ARTICLE IV

Capitalization

The total number of shares of stock which the Corporation shall have authority to issue is six hundred twenty million (620,000,000), consisting of twenty million (20,000,000) shares of Preferred Stock, par value $0.01 per share (hereinafter referred to as “Preferred Stock”), and six hundred million (600,000,000) shares of Common Stock, par value $0.01 per share (hereinafter referred to as “Common Stock”).

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The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

A. Undesignated Preferred Stock. The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors”) is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

1. The designation of the series, which may be by distinguishing number, letter or title.

2. The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

3. The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

4. Dates at which dividends, if any, shall be payable.

5. The redemption rights and price or prices, if any, for shares of the series.

6. The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

7. The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

8. Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

9. Restrictions on the issuance of shares of the same series or of any other class or series.

10. The voting rights, if any, of the holders of shares of the series.

B. Common Stock.

1. General. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders. The holders of the shares of Common Stock shall at all times, except as otherwise provided in this Amended and Restated Certificate of Incorporation or as required by applicable law, vote together with the holders of any other class or series of stock of the Corporation accorded such general voting rights, as one class.

Notwithstanding the foregoing, except as otherwise required by applicable law, the holders of shares of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

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2. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment of all preferential amounts required to be paid to the holders of Preferred Stock, the holders of shares of Common Stock then outstanding shall share ratably in any distribution of the remaining assets and funds of the Corporation.

C. Restrictions on Transfer and Ownership of Shares of Stock.

1. Definitions. For the purpose of this Article IV, the following terms shall have the following meanings (unless otherwise specified, references to sections shall be to the sections of this Article IV, Section C):

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean 9.8 percent in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the Board of Directors in accordance with Section 2(8).

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 3(6), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder, all as from time to time in effect, or any successor law, regulations and rulings, and any reference to any statutory, regulatory or ruling provision shall be deemed to be a reference to any successor statutory, regulatory or ruling provision.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, or such other percentage determined by the Board of Directors in accordance with Section 2(8).

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by this Article IV or by the Board of Directors pursuant to Section 2(8).

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors for such Excepted Holder pursuant to Section 2(8) and subject to adjustment pursuant to Section 2(8), the percentage limit established by the Board of Directors pursuant to Section 2(8).

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Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Initial Date. The term “Initial Date” shall mean the effective time of the merger of Crown Castle International Corp. with and into the Corporation pursuant to that Agreement and Plan of Merger, dated as of September 19, 2014, by and between Crown Castle International Corp. and the Corporation.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of such Capital Stock, as determined by the Board of Directors.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article IV, would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 2(1), and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares of Capital Stock that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines pursuant to the final paragraph of Article VII of this Amended and Restated Certificate of Incorporation that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with any or all of the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required for REIT qualification and taxation.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, redemption, gift, assignment, devise or other disposition, as well as any other event or change in circumstances (including, without limitation, any change in the value of any shares of Capital Stock and any redemption of any shares of Capital Stock) that causes any Person to acquire or possess beneficial ownership (determined under the principals of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote (other than revocable proxies or consents given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act) or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or

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rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in beneficial ownership (determined under the principals of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, beneficially owned (determined under the principals of Section 856(a)(5) of the Code), Beneficially Owned or Constructively Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 3(1).

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust, or any successor trustee.

2. Capital Stock.

(1) Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 4:

(A) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year).

(iii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iv) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock could result in the Corporation failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

(v) Notwithstanding any other provision contained herein, any Transfer of shares of Capital Stock that, if effective, would result in the shares of Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

The number and value of the outstanding shares of Capital Stock (or any class or series thereof) Beneficially Owned or Constructively Owned by any Person shall be determined by the Board of Directors, which determination shall be final and conclusive for all purposes hereof. For purposes of determining the percentage ownership of Capital Stock (or any class or series thereof) by any Person, shares of Capital Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or Constructively held by such Person, but not shares of Capital Stock issuable with respect to the conversion,

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exchange or exercise of securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

(B) Transfer in Trust. If any Transfer of shares of Capital Stock occurs on or after the Initial Date which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 2(1)(A)(i)-(iv),

(i) then that number of shares of Capital Stock, the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 2(1)(A)(i)-(iv) (rounded up to the nearest whole share), shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 3, effective as of the close of business on the Business Day prior to the date of such Transfer (or if a Transfer results in a transfer to a Trust pursuant to this Section 2(1)(B) on the Initial Date, effective as of the close of business on the Initial Date), and such Person shall acquire no rights in such shares; or

(ii) if the transfer to the Trust described in clause (i) of this Section 2(1)(B) would not be effective for any reason to prevent the violation of Section 2(1)(A)(i)-(iv), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 2(1)(A)(i)-(iv) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iii) Subject to Section 2(6), in determining which shares of Capital Stock are to be transferred to a Trust in accordance with this Section 2(1)(B) and Section 3 hereof, shares shall be so transferred to a Trust in such manner that minimizes the aggregate value of the shares that are transferred to the Trust (except to the extent that the Board of Directors determines that the shares transferred to the Trust shall be those directly or indirectly held or Beneficially Owned or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 2(1)(B)), and to the extent not inconsistent therewith, on a pro rata basis.

(iv) To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 2(1)(B), a violation of any provision of this Article IV would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would violate the 100 stockholder requirement applicable to REITs), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article IV.

(2) Remedies for Breach. If the Board of Directors shall at any time determine that a Transfer has taken place that results in a violation of Section 2(1) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 2(1) (whether or not such violation is intended), the Board of Directors shall be entitled to take such action as it deems necessary, appropriate or desirable to refuse to give effect to or to prevent such Transfer, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 2(1) shall automatically result in the transfer to a Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors.

(3) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 2(1)(A) or any Person who held or would have owned shares of Capital Stock that resulted in a transfer to a Trust pursuant to the provisions of Section 2(1)(B) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may from time to time request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

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(4) Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(A) every owner of five percent or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) in number or value of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of each class and series of Capital Stock Beneficially Owned or Constructively Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit; and

(B) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in order to determine the Corporation’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

(5) Remedies Not Limited. Subject to the final paragraph of Article VII of this Amended and Restated Certificate of Incorporation, nothing contained in this Article IV shall limit the authority of the Board of Directors to take such other action as it deems necessary, appropriate or desirable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

(6) Application of Remedies. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 2(2)) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 2(1), such remedies (as applicable) shall apply first to the shares of Capital Stock that, but for such remedies, would have been actually owned by such Person, and second to shares of Capital Stock that, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person. In addition, any approvals, determinations or other actions which may be taken by the Board of Directors pursuant to this Article IV may, to the extent permissible under the DGCL and applicable law, be delegated by the Board of Directors to any duly authorized committee of the Board of Directors or other designee of the Board of Directors.

(7) Ambiguity. In the case of an ambiguity in the application of any of the provisions of, or any definition contained in, this Article IV, Section C, the Board of Directors shall have the power to determine the application of the provisions of, or definitions contained in, this Article IV, Section C with respect to any situation based on the facts known to it. In the event Article IV, Section C requires an action by the Board of Directors and this Amended and Restated Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article IV, Section C and the final paragraph of Article VII.

(8) Exceptions.

(A) Subject to Section 2(1)(A)(ii)-(v), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit (prospectively or retroactively) for such Person if the Corporation obtains such representations and undertakings from such Person as the Board of Directors determines are reasonably necessary to determine that:

(i) no Person’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 2(1)(A)(ii)-(v); and

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(ii) such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant shall not be treated as a tenant of the Corporation if the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue from such tenant such that, in the judgment of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT).

Any violation or attempted violation of any such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 2(1) through 2(7)) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 2(1)(B) and 3.

(B) Prior to granting any exemption or establishing or increasing any Excepted Holder Limit pursuant to Section 2(8)(A), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion, as it may deem necessary, appropriate or desirable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems necessary, appropriate or desirable in connection with granting such exemption or establishing or increasing any Excepted Holder Limit.

(C) Subject to Section 2(1)(A)(ii)-(v), an underwriter or placement agent that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(D) The Board of Directors may only reduce the Excepted Holder Limit applicable to any Excepted Holder: (1) with the written consent of such Excepted Holder or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment or increase of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit, as the case may be.

(9) Increase or Decrease in Aggregate Stock Ownership and Common Stock Ownership Limits. Subject to Section 2(1)(A)(ii)-(v), the Board of Directors may from time to time, in its sole discretion, increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and/or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in Common Stock is in excess of such decreased Common Stock Ownership Limit and/or whose percentage ownership in Capital Stock is in excess of such decreased Aggregate Stock Ownership Limit, as applicable, until such time as such Person’s percentage ownership of Common Stock equals or falls below the decreased Common Stock Ownership Limit and/or such Person’s percentage ownership of Capital Stock equals or falls below the decreased Aggregate Stock Ownership Limit, as applicable, but any further acquisition of Capital Stock in excess of such percentage ownership of Common Stock and/or Capital Stock by such person will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, as applicable, and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.

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(10) Legend. Each certificate for shares of Capital Stock, if certificated, or the notice in lieu of a certificate, if such shares are to be uncertificated, shall bear, in addition to any other legend required by law, substantially the following legend:

The shares represented by this certificate are subject to restrictions on beneficial ownership (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Amended and Restated Certificate of Incorporation (“Charter”), (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of the Common Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of the Aggregate Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own shares of Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code; (iv) no Person may Beneficially or Constructively Own shares of Capital Stock that would otherwise cause the Corporation to fail to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); (v) no Person may Beneficially Own or Constructively Own shares of Capital Stock that could result in the Corporation failing to qualify as a “domestically controlled qualified investment entity” under Section 897(h)(4)(B) of the Code; and (vi) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code). Any Person who Beneficially Owns or Constructively Owns or attempts or intends to Beneficially Own or Constructively Own shares of Capital Stock which cause or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership provided in (i), (ii), (iii), (iv) or (v) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares if the Board of Directors determines that ownership or a Transfer may violate the restrictions described above. Furthermore, if the ownership restriction provided in (vi) above would be violated, or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings given to them in the Charter, as the same may be amended and/or restated from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate or notice may state that the Corporation will furnish a full statement about certain restrictions on ownership and transferability to a stockholder on request and without charge.

3. Transfer of Capital Stock in Trust.

(1) Ownership in Trust. Upon any purported Transfer described in Section 2(1)(B) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the

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Business Day prior to the purported Transfer that results in the transfer to the Trust pursuant to Section 2(1)(B); provided, however, if a Transfer results in a transfer to Trust pursuant to Section 2(1)(B) on the Initial Date, such transfer shall be deemed to be effective as of the close of business on the Initial Date. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 3(6).

(2) Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

(3) Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary and, when received, shall be promptly distributed to the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of Capital Stock held in the Trust and, subject to the laws of the State of Delaware, effective as of the date that the shares of Capital Stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article IV, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(4) Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 2(1)(A). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 3(4). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 3(3) of this Article IV. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be promptly paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 3(4), such excess shall be paid to the Trustee upon demand and, when received, shall be promptly distributed to the Charitable Beneficiary.

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(5) Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (ii) the Market Price of the shares on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 3(3) of this Article IV. The Corporation shall pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 3(4). Upon such a sale to the Corporation, or its designee, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

(6) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary or Charitable Beneficiaries of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 2(1)(A) in the hands of such Charitable Beneficiary or Charitable Beneficiaries and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided in Section 2(1)(B) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

4. Transactions. Nothing in this Article IV shall preclude the settlement of any transaction entered into through the facilities of NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article IV and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article IV.

5. Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article IV.

6. Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right under this Article IV shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

7. Severability. If any provision of this Article IV or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

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ARTICLE V

By-laws

In furtherance of, and not in limitation of, the powers conferred by law and subject to the other provisions of this Amended and Restated Certificate of Incorporation, the Board of Directors is expressly authorized and empowered:

(1) to adopt, amend or repeal the Amended and Restated By-laws of the Corporation (hereinafter referred to as the “By-laws”); provided, however, that the By-laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided, further, that the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock (as hereinafter defined), voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By-laws or to adopt any additional By-law;

(2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law; and

(3) to manage and direct the business and affairs of the Corporation.

ARTICLE VI

Action of Stockholders

Except as otherwise specified with respect to any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

ARTICLE VII

Board of Directors

Subject to the rights of the holders of any series of Preferred Stock to elect additional Directors of the Corporation (hereinafter referred to as “Directors”) under specified circumstances, the number of Directors shall initially be 11 and may hereafter be changed from time to time solely by the Board of Directors. At the Effective Time, the Board of Directors shall initially be composed of the directors of Crown Castle International Corp. then in office as of the Effective Time.

Unless and except to the extent that the By-laws shall so require, the election of Directors need not be by written ballot.

The Directors elected by the stockholders of Crown Castle International Corp. at the 2013 annual meeting of the stockholders of Crown Castle International Corp. (the “Class III Directors”) shall hold office for a term expiring at the second annual meeting of stockholders of the Corporation that occurs after the Effective Time, with each such Director to hold office until his or her successor shall have been duly elected and qualified. Directors elected by the stockholders of Crown Castle International Corp. (other than the Class III Directors) shall hold office for a term expiring at the first annual meeting of stockholders of the Corporation that occurs after the Effective Time, with each such Director to hold office until his or her successor shall have been duly

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elected and qualified. Commencing with the second annual meeting of stockholders following the Effective Time, the foregoing classification of the Board of Directors shall cease. At each annual meeting of stockholders, Directors (other than those Directors who may be elected by the holders of any series of Preferred Stock) elected by the stockholders of the Corporation shall be elected at such meeting to hold office for a term expiring at the first succeeding annual meeting of stockholders of the Corporation after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

Subject to the rights of the holders of any series of Preferred Stock, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of Directors, may be filled only by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. Each such Director so chosen shall hold office for a term expiring (1) at the next annual meeting of stockholders at which the term of office of the class to which he or she has been elected expires or (2) following cessation of the classification of the Board of Directors in accordance with the immediately preceding paragraph, at the next annual meeting of stockholders held after his or her election as Director, and, in each case, until such Director’s successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Except for such additional Directors, if any, as are elected by the holders of any series of Preferred Stock, any Director may be removed from office at any time, with or without cause only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, except that each of (a) the Directors elected by the stockholders of Crown Castle International Corp. at the 2012 annual meeting of the stockholders of Crown Castle International Corp. and (b) the Class III Directors may be removed only for cause by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class.

The Corporation shall seek to elect and maintain its status and taxation as a REIT under Sections 856 through 860, or any successor sections, of the Code (as defined in Article IV). In furtherance of the foregoing, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the qualification of the Corporation as a REIT. Notwithstanding the foregoing, if a majority of the Board of Directors determines that it is no longer in the best interest of the Corporation to attempt to, or to continue to, qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election. The Board of Directors may also determine that compliance with any or all of the restrictions and limitations on stock ownership and transfers set forth in Article IV, Section C is no longer required for REIT qualification and taxation.

ARTICLE VIII

Indemnification

Each person who is or was a Director or officer of the Corporation elected by the Board of Directors shall be indemnified by the Corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to other employees and agents of the Corporation, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of Directors and officers of the Corporation elected by the Board of Directors. Notwithstanding the foregoing, the Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by

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this Amended and Restated Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality of the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE IX

Directors’ Liability

A Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (1) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the Director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a Director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

If the DGCL shall be amended, to authorize corporate action further eliminating or limiting the liability of Directors, then a Director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the DGCL, as so amended.

ARTICLE X

Stockholder Rights Issuances

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders of securities of the Corporation to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation, recognizing that, under certain circumstances, the creation and issuance of such rights could have the effect of discouraging third parties from seeking, or impairing their ability to seek, to acquire a significant portion of the outstanding securities of the Corporation, to engage in any transaction which might result in a change of control of the Corporation or to enter into any agreement, arrangement or understanding with another party to accomplish the foregoing or for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

(C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

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(D) Provisions which deny the holder of the specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(E) Provisions which permit the Corporation to redeem or exchange such rights, which redemption or exchange may be within the sole discretion of the Board of Directors, if the Board of Directors reserves such right to itself.

(F) The appointment of a rights agent with respect to such rights.

Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, in addition to any other vote required by applicable law, the affirmative vote of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article X.

ARTICLE XI

Amendments

Except as may be expressly provided in this Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that any amendment or repeal of Article VIII or Article IX of this Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment, alteration, change or repeal, and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors and any other vote of stockholders required by applicable law, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (1) of Article V, Article VI, Article VII, Article X or this second paragraph of this Article XI. For the purposes of this Amended and Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote in a general vote of stockholders of the Corporation as a single class with shares of Common Stock.

*            *             *            *            *

This Amended and Restated Certificate shall become effective at 11:55 p.m., Eastern Time, on [                     ] (the “Effective Time”).

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by E. Blake Hawk, its Executive Vice President and General Counsel, this [         ] day of [                     ].

CROWN CASTLE REIT INC.

By:
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

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Exhibit B

[Amended and Restated By-laws]

AMENDED AND RESTATED

BY-LAWS

OF

CROWN CASTLE REIT INC.

ARTICLE I

Offices and Records

SECTION 1.01. Delaware Office. The registered office of Crown Castle REIT Inc. (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle.

SECTION 1.02. Other Offices. The Corporation may have such other offices, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may designate or as the business of the Corporation may from time to time require.

ARTICLE II

Stockholders

SECTION 2.01. Annual Meeting. The annual meeting of the stockholders of the Corporation (the “Stockholders”) shall be held at such date, place and time as may be fixed by resolution of the Board.

SECTION 2.02. Special Meeting. Subject to the rights of the holders of any series of preferred stock of the Corporation (the “Preferred Stock”) with respect to special meetings of the holders thereof, special meetings of Stockholders may be called at any time only by (i) the Secretary (the “Secretary”), the Chief Executive Officer (the “Chief Executive Officer”) or the President (the “President”) of the Corporation at the direction of the Board pursuant to a resolution adopted by the Board or (ii) the Chief Executive Officer.

SECTION 2.03. Place of Meeting. The Board may designate the place of meeting for any meeting of Stockholders. If no designation is made by the Board, the place of meeting shall be the principal executive offices of the Corporation.

SECTION 2.04. Notice of Meeting. Unless otherwise provided by applicable law, notice, stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which such special meeting is called, shall be prepared and delivered by the Corporation not less than 10 days nor more than 60 days before the date of the meeting to each Stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by applicable law. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Any previously scheduled meeting of Stockholders may be postponed, and (unless the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Charter”) otherwise provides) any special meeting of Stockholders may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of Stockholders.

SECTION 2.05. Quorum and Adjournment. Except as otherwise provided by applicable law or by the Charter, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote in a general vote of stockholders of the Corporation as a single class with shares of common stock of the Corporation (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders; provided, however, that (i) in the election of Directors of the Corporation

(“Directors”), the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders for the election of Directors and (ii) when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series, represented in person or by proxy, shall constitute a quorum for the transaction of such business. The Chairman of the Board (the “Chairman”) or the holders of a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the Chairman or the holders of a majority of the voting power of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by applicable law. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

SECTION 2.06. Proxies. At all meetings of Stockholders, a Stockholder may vote by proxy as may be permitted by applicable law; provided that no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any proxy to be used at a meeting of Stockholders must be filed with the Secretary or his or her representative at or before the time of the meeting.

SECTION 2.07. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.04 of these Amended and Restated By-laws, as amended from time to time (these “By-laws”), (B) by or at the direction of the Board or any committee thereof or (C) by any Stockholder who is entitled to vote at the meeting, who complied with the notice procedures set forth in Section 2.07(a)(ii) and Section 2.07(a)(iii) and who was a Stockholder of record at the time such notice is delivered to the Secretary.

(ii) For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to Section 2.07(a)(i)(C), the Stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (for the purpose of the Corporation’s 2015 annual meeting, the preceding year’s annual meeting shall be deemed to have occurred on May 30, 2014); provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined in Section 2.07(c)(ii)) of the date of such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a Stockholder’s notice as described in this Section 2.07(a). Such Stockholder’s notice shall set forth (A) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner, (3) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (4) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from Stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 2.07(a) shall be deemed satisfied by a Stockholder if the Stockholder has notified the Corporation of his, her or its intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such Stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

(iii) Notwithstanding anything in the second sentence of Section 2.07(a)(ii) to the contrary, in the event that the number of Directors to be elected to the Board is increased after the time period for which nominations would otherwise be due under paragraph (a)(ii) of this Section 2.07 and there is no Public Announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting (for the purpose of the Corporation’s 2015 annual meeting, the preceding year’s annual meeting shall be deemed to have occurred on May 30, 2014), a Stockholder’s notice required by this Section 2.07(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04 of these By-laws. Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board or (B) by any Stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.07(b) and who is a Stockholder of record at the time such notice is delivered to the Secretary. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors to the Board, any such Stockholder may nominate such number of persons for election to such position(s) as are specified in the Corporation’s notice of meeting, if the Stockholder’s notice as required by Section 2.07(a)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a Stockholder’s notice as described above.

(c) General. (i) Only persons who are nominated in accordance with the procedures set forth in Section 2.07(a) or Section 2.07(b) shall be eligible to be elected as Directors at a meeting of Stockholders and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.07. Except as otherwise provided by applicable law, the Charter or these By-laws, the Chairman shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.07 and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.07, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.07, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(ii) For purposes of these By-laws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any document delivered to all Stockholders (including any quarterly income statement).

(iii) Notwithstanding the foregoing provisions of these By-laws, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.07. Nothing in these By-laws shall be deemed to affect any rights of (a) Stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) holders of any series of Preferred Stock to elect Directors pursuant to any applicable provisions of the Charter.

SECTION 2.08. Procedure for Election of Directors; Voting. Subject to the rights of the holders of any class or series of stock to elect Directors separately, at all meetings of the Stockholders at which a quorum is present and Directors are to be elected, each Director shall be elected by a majority of the votes cast with respect to the Director nominee’s election by Stockholders entitled to vote and present in person or represented by proxy; provided, however, if as of the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the Stockholders, the number of nominees standing for election at any meeting of the Stockholders exceeds the number of Directors to be elected (such an election being a “Contested Election”), the Directors shall be elected by a plurality of the votes cast at the meeting. For purposes of this paragraph, a majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” the nominee (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” a nominee). The Board shall nominate for re-election as a Director an incumbent candidate only if such candidate shall have tendered, prior to the date the Corporation first mails its notice of meeting for the Stockholder meeting at which such candidate is to be re-elected as a Director, an irrevocable resignation that will be effective upon (1) failure to receive the required vote at any election which is not a Contested Election in which such candidate is nominated for re-election and (2) the Board’s subsequent acceptance of such resignation. Following certification of the vote of an election that is not a Contested Election, if an incumbent Director fails to receive the required vote for re-election, the nominating and corporate governance committee of the Board will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board should then act on the nominating and corporate governance committee’s recommendation and publicly disclose its decision and, in the case of rejection of the resignation, the rationale behind it, generally within 90 days following the date of certification of the election results. If the Board accepts a Director’s resignation pursuant to this Section 2.08, then the Directors may fill the resulting vacancy pursuant to Article VII of the Charter or the Board may decrease the size of the Board.

Except as otherwise provided by applicable law, rule or regulation, the Charter or these By-laws, all matters other than the election of Directors submitted to Stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, and where a separate vote by class or series is required, a majority of the voting power of the shares of that class or series present in person or represented by proxy at the meeting and entitled to vote thereon.

The vote on any matter, including the election of Directors, shall be by written ballot. Each ballot shall be signed by the Stockholder voting, or by such Stockholder’s proxy, and shall state the number of shares voted.

SECTION 2.09. Inspectors of Elections; Opening and Closing the Polls. (a) To the extent required by applicable law, the Board by resolution shall appoint one or more inspectors, which inspector or inspectors may not be Directors, officers or employees of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. To the extent required by applicable law, if no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of Stockholders, the Chairman shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware (the “DGCL”).

(b) The Chairman shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the Chairman shall have the right and authority to convene and to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the Chairman, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Board or the Chairman shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The Board or the Chairman shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the Board or the Chairman should so determine, shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the Chairman, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

Board

SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

SECTION 3.02. Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board. However, no decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

SECTION 3.03. Regular Meetings. A regular meeting of the Board shall be held without other notice than this Section 3.03 immediately after, and at the same place as, each annual meeting of Stockholders. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution. Unless otherwise determined by the Board, the Secretary shall act as secretary at all regular meetings of the Board and in the Secretary’s absence a temporary secretary shall be appointed by the chairman of the meeting.

SECTION 3.04. Special Meetings. Special meetings of the Board shall be called at the request of (i) the Chairman and either the Chief Executive Officer or President or (ii) a majority of the Board. The person or persons authorized to call special meetings of the Board may fix the place and time of the meetings. Unless otherwise determined by the Board, the Secretary shall act as secretary at all special meetings of the Board and in the Secretary’s absence a temporary secretary shall be appointed by the chairman of the meeting.

SECTION 3.05. Notice. Notice of any special meeting shall be mailed to each Director at his or her business or residence not later than five days before the day on which such meeting is to be held or shall be sent to either of such places by telegraph or facsimile or other electronic transmission, or be communicated to each Director personally or by telephone, not later than two days before such day of meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these By-laws as provided pursuant to Section 8.01 hereof. A meeting may be held at any time without notice if all the Directors are present (except as otherwise provided by applicable law) or if those not present waive notice of the meeting in accordance with Section 6.04 hereof, either before or after such meeting, or as otherwise provided by applicable law.

SECTION 3.06. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the records of the proceedings of the Board or of such committee.

SECTION 3.07. Conference Telephone Meetings. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.08. Quorum. At all meetings of the Board or any committee, a majority of the Entire Board (as defined in Section 3.09(a)) or the entire committee (assuming no vacancies or unfilled newly-created committee memberships), as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the Directors or members, as the case may be, present at any meeting at which there is a quorum shall be the act of the Board or such committee, as the case may be, except as otherwise provided in the DGCL, the Charter or these By-laws. If a quorum shall not be present at any meeting of the Board or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.

SECTION 3.09. Committees. (a) The Corporation shall have three standing committees: the nominating and corporate governance committee, the audit committee and the compensation committee. Each such standing committee shall have those powers and authority as are delegated to it from time to time pursuant to a resolution adopted by a two-thirds vote of the total number of Directors which the Corporation would have if there were no vacancies or unfilled newly-created directorships (the “Entire Board”).

(b) In addition, the Board may, by resolution adopted by a two-thirds vote of the Entire Board, designate one or more additional committees, with each such committee consisting of one or more Directors and having such powers and authority as the Board shall designate by such resolution.

(c) Any modification to the powers and authority of any committee shall require the adoption of a resolution by a two-thirds vote of the Entire Board.

(d) All acts done by any committee within the scope of its powers and authority pursuant to these By-laws and the resolutions adopted by the Board in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board. The Secretary or any Assistant Secretary of the Corporation (“Assistant Secretary”) is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.

(e) Regular meetings of committees shall be held at such times as such is determined by resolution of the Board or the committee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee shall be called by resolution of the Board, or by the Secretary or an Assistant Secretary upon the request of the chairman of such committee or a majority of the members of such committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 3.05 of these By-laws.

SECTION 3.10. Committee Members. (a) Each member of any committee of the Board shall hold office until such member’s successor is duly elected and has qualified, unless such member sooner dies, resigns or is removed or disqualified. The number of Directors which shall constitute any committee shall be determined by resolution adopted by a two-thirds vote of the Entire Board.

(b) The Board may remove a Director from a committee or change the chairmanship of a committee only by resolution adopted by a two-thirds vote of the Entire Board.

(c) The Board may designate one or more Directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal, disqualification or otherwise; provided that any such designation may only be amended by a two-thirds vote of the Entire Board.

SECTION 3.11. Committee Secretary. The Board may elect a secretary of any such committee. If the Board does not elect such a secretary, the committee may do so. The secretary of any committee need not be a member of the committee, but shall be selected from a member of the staff of the office of the Secretary, unless otherwise provided by the Board or the committee, as applicable.

SECTION 3.12. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid compensation as Director or chairman of any committee and for attendance at each meeting of the Board. Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings.

SECTION 3.13. Chairman. The Chairman shall be a member of the Board. The Chairman, if present, shall preside at all meetings of the Board and at all meetings of Stockholders.

ARTICLE IV

Officers

SECTION 4.01. General. The officers of the Corporation shall be elected by the Board and shall consist of: a Chief Executive Officer; a President; a Chief Financial Officer; one or more Executive Vice Presidents; one or more Vice Presidents; a Secretary; one or more Assistant Secretaries; a Treasurer; a Controller; and such other officers as in the judgment of the Board may be necessary or desirable. All officers chosen by the Board shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board or any committee thereof. Any number of offices may be held by the same person, unless otherwise prohibited by applicable law, the Charter or these By-laws. The officers of the Corporation need not be Stockholders or Directors.

SECTION 4.02. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board at the regular meeting of the Board held after each annual meeting of Stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation, removal or disqualification.

SECTION 4.03. Chief Executive Officer. The Chief Executive Officer shall supervise, coordinate and manage the Corporation’s business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board.

SECTION 4.04. President. The President shall be an officer of the Corporation. The President shall supervise, coordinate and manage the Corporation’s business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the President of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board, the Chairman and the Chief Executive Officer.

SECTION 4.05. Chief Financial Officer. The Chief Financial Officer (the “Chief Financial Officer”) of the Corporation shall have responsibility for the financial affairs of the Corporation. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board, the Chairman, the Chief Executive Officer and the President.

SECTION 4.06. Vice President. The Vice President (the “Vice President”), or Vice Presidents, of the Corporation, if any shall be appointed, shall have such duties as the Board, the Chief Executive Officer, the President or these By-laws may from time to time prescribe.

SECTION 4.07. Treasurer. The Treasurer (the “Treasurer”) of the Corporation shall have the custody of the Corporation’s funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, the Chief Executive Officer or the President, taking proper vouchers for such disbursements.

SECTION 4.08. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of Stockholders and Directors and all other notices required by applicable law or by these By-laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, the President or the Directors, upon whose request the meeting is called as provided in these By-laws. The Secretary shall record all the proceedings of the meetings of the Board, any committees thereof and Stockholders in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board, the Chief Executive Officer or the President. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board, the Chief Executive Officer or the President, and attest the same.

SECTION 4.09. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers (the “Assistant Treasurers”) and Assistant Secretaries of the Corporation, if any shall be appointed, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board, the Chief Executive Officer or the President.

SECTION 4.10. Vacancies. A newly created office and a vacancy in any office because of death, resignation, disqualification or removal may be filled only by the Board for the unexpired portion of the term of any such office.

ARTICLE V

Stock Certificates and Transfers

SECTION 5.01. Stock Certificates and Transfers. (a) The shares of the Corporation shall be evidenced by certificates in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board may provide by resolution or resolutions that all or some of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or the President or any Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated stock, if any, and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

(b) The certificates of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

(c) Subject to applicable law, the shares of the stock of the Corporation represented by certificates shall be transferred on the books of the Corporation, upon due surrender for cancelation of certificates representing the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be transferred to the person entitled thereto upon the recordation of the transaction upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the DGCL or, unless otherwise provided by the DGCL, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

SECTION 5.02. Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or its designee may in its or his or her discretion require.

ARTICLE VI

Miscellaneous Provisions

SECTION 6.01. Fiscal Year. The fiscal year of the Corporation shall be as specified by the Board.

SECTION 6.02. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by applicable law and the Charter.

SECTION 6.03. Seal. The corporate seal shall have thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board.

SECTION 6.04. Waiver of Notice. Whenever any notice is required to be given to any Stockholder or Director of the Corporation under the provisions of the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver thereof by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of Stockholders or any meeting of the Board or committee thereof need be specified in any waiver of notice of such meeting.

SECTION 6.05. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the audit committee, and it shall be the duty of the audit committee to cause such audit to be made annually.

SECTION 6.06. Resignations. Any Director or any officer, whether elected or appointed, may resign at any time upon notice of such resignation to the Corporation.

SECTION 6.07. Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a Director or officer of the Corporation elected by the Board or, while a Director or officer of the Corporation elected by the Board, a Director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board or is a Proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this Section 6.07. The Corporation shall pay, to the fullest extent not prohibited by applicable law, the expenses incurred by any person described in the first sentence of this Section 6.07(a) in defending any such Proceeding in advance of its final disposition upon, to the extent such an undertaking is required by applicable law, receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 6.07 or otherwise.

(b) The indemnification and the advancement of expenses incurred in defending a Proceeding prior to its final disposition provided by, or granted pursuant to, this Section 6.07 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, other provision of these By-laws, vote of Stockholders or Disinterested Directors (as defined in Section 6.07(f)(1)) or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 6.07, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification.

(c) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a Director, officer, partner, member, employee or agent of the Corporation or a Subsidiary (as defined in Section 6.07(f)(2)) or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(d) The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and rights to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a Director or officer) of the Corporation or a Subsidiary and to any person who is or was serving at the request of the Corporation or a Subsidiary as a Director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation or a Subsidiary, to the fullest extent of the provisions of this Section 6.07 with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

(e) If any provision or provisions of this Section 6.07 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, the legality and enforceability of the remaining provisions of this Section 6.07 (including each portion of any paragraph or clause of this Section 6.07 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 6.07 (including each such portion of any paragraph of this Section 6.07 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(f) For purposes of these By-laws (including this Section 6.07):

(1) “Disinterested Director” means a Director of the Corporation who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

(2) “Subsidiary” means a corporation, a limited liability company or any other entity, a majority of the capital stock, interests or other equity of which, as the case may be, is owned directly or indirectly by the Corporation, other than Directors’ qualifying shares, if any.

(g) Any notice, request, or other communication required or permitted to be given to the Corporation under this Section 6.07 shall be in writing and either delivered in person or sent by electronic transmission, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary.

ARTICLE VII

Contracts, Proxies, Etc.

SECTION 7.01. Contracts. Except as otherwise required by applicable law, the Charter or these By-laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Subject to the control and direction of the Board, the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Vice-President and any Assistant Treasurer or Assistant Secretary may enter into, execute, deliver and amend bonds, promissory notes, contracts, agreements, deeds, leases, guarantees, loans, commitments, obligations, liabilities and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board, such officers of the Corporation may delegate such powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

SECTION 7.02. Proxies. Unless otherwise provided by resolution adopted by the Board, the Chairman, the Chief Executive Officer or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or entity, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VIII

Amendments

SECTION 8.01. Amendments. These By-laws may be altered, amended or repealed, in whole or in part, or new Amended and Restated By-laws may be adopted by the Stockholders or by the Board at any meeting thereof; provided, however, that notice of such alteration, amendment, repeal or adoption of new Amended and Restated By-laws is contained in the notice of such meeting of Stockholders or in the notice of such meeting of the Board and, in the latter case, such notice is given not less than 24 hours prior to the meeting. Unless a higher percentage is required by the Charter as to any matter which is the subject of these By-laws, all such amendments must be approved by either the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting as a single class, or by the Board; provided that, notwithstanding the foregoing, the Board may alter, amend or repeal, or adopt new By-laws in conflict with, (i) any provision of these By-laws which requires a two-thirds vote of the Entire Board for action to be taken thereunder and (ii) this proviso to this Section 8.01 of these By-laws only by a resolution adopted by a two-thirds vote of the Entire Board.

Exhibit C

[Certificate of Designations of 4.50% Mandatory Convertible Preferred Stock, Series A]

CERTIFICATE OF DESIGNATIONS

OF

4.50% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES A

OF

CROWN CASTLE REIT INC.

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

Crown Castle REIT Inc., a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the provisions of Sections 103, 141 and 151 of the General Corporation Law of the State of Delaware, on [            ] the board of directors of the Corporation (the “Board of Directors”), pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the “Amended and Restated Certificate of Incorporation” or “Charter”), adopted the resolution set forth immediately below, which resolution is now, and at all times since its date of adoption, has been in full force and effect:

WHEREAS, Crown Castle International Corp., a Delaware corporation (the “Predecessor Corporation”), previously issued 9,775,000 shares of preferred stock, par value $0.01 per share, designated as “4.50% Mandatory Convertible Preferred Stock, Series A” (the “Predecessor Mandatory Convertible Preferred Stock”);

WHEREAS, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 19, 2014, by and between the Predecessor Corporation and the Corporation, the Predecessor Corporation will be merged with and into the Corporation in accordance with the General Corporation Law of the State of Delaware (the “Merger”) at such time (the “Effective Time”) as is specified in a certificate of merger duly filed with the Secretary of State of the State of Delaware, and the separate corporate existence of the Predecessor Corporation will cease and the Corporation will be the successor or surviving entity and will succeed to the assets, continue to operate the business and assume the obligations of the Predecessor Corporation;

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, each share of the Predecessor Mandatory Convertible Preferred Stock, other than shares held in the Predecessor Corporation’s treasury which will be canceled, will convert into the same number of shares of Mandatory Convertible Preferred Stock (as defined below);

WHEREAS, the Board of Directors deems it to be advisable and in the best interests of the Corporation to create out of the authorized and unissued shares of Preferred Stock (as defined below) of the Corporation a series of Preferred Stock consisting of 9,775,000 shares to be designated as the “4.50% Mandatory Convertible Preferred Stock, Series A”, for the purpose of consummating the Merger;

NOW, THEREFORE, BE IT:

RESOLVED, that pursuant to the provisions of the Amended and Restated Certificate of Incorporation (which authorizes 20,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”)), and the authority vested in the Board of Directors, a series of Preferred Stock be, and it hereby is, created effective as of 11:57 p.m., Eastern Time, on [            ], and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the Amended and Restated Certificate of Incorporation and this Certificate of Designations, as it may be amended from time to time (the “Certificate of Designations”) as follows:

Part 1. Designation and Number of Shares. Pursuant to the Amended and Restated Certificate of Incorporation, there is hereby created out of the authorized and unissued shares of Preferred Stock of the

Corporation a series of Preferred Stock consisting of 9,775,000 shares designated as the “4.50% Mandatory Convertible Preferred Stock, Series A” (the “Mandatory Convertible Preferred Stock”). Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof and the requirements of applicable law; provided that no decrease shall reduce the number of shares of the Mandatory Convertible Preferred Stock to a number less than the number of such shares then outstanding.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

FURTHER RESOLVED, that, for the purpose of the Certificate of Designations of 4.50% Mandatory Convertible Preferred Stock, Series A, of Crown Castle International Corp. (the “Predecessor Certificate of Designations”), the Mandatory Convertible Preferred Stock shall be deemed to be Qualifying Preferred Stock as defined in Section 6(c)(iii) of the Predecessor Certificate of Designations.

*            *             *            *            *

This Certificate of Designations shall become effective at 11:57 p.m., Eastern Time, on [             ].

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by E. Blake Hawk, its Executive Vice President and General Counsel, this [    ] day of [                    ], [                    ].

CROWN CASTLE REIT INC.

By:
	Name:	E. Blake Hawk
	Title:	Executive Vice President and General Counsel

ANNEX A

STANDARD PROVISIONS

SECTION 1. General Matters; Ranking. Each share of the Mandatory Convertible Preferred Stock shall be identical in all respects to every other share of the Mandatory Convertible Preferred Stock. The Mandatory Convertible Preferred Stock, with respect to dividend rights and distribution rights upon the liquidation, winding-up or dissolution of the Corporation, shall rank (i) senior to each class or series of Junior Stock, (ii) on parity with each class or series of Parity Stock, (iii) junior to each class or series of Senior Stock and (iv) junior to the Corporation’s existing and future indebtedness.

SECTION 2. Standard Definitions. As used herein with respect to the Mandatory Convertible Preferred Stock:

“Accumulated Dividend Amount” means, with respect to any Fundamental Change Conversion, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, for Dividend Periods prior to the Effective Date for the relevant Fundamental Change, including for the partial Dividend Period, if any, from, and including, the Dividend Payment Date immediately preceding such Effective Date to, but excluding, such Effective Date, subject to the proviso in Section 9(a).

“ADRs” shall have the meaning set forth in Section 14.

“Agent Members” shall have the meaning set forth in Section 22.

“Amended and Restated Certificate of Incorporation” shall have the meaning set forth in the recitals.

“Applicable Market Value” means the Average VWAP per share of Common Stock over the 20 consecutive Trading Day period (the “Settlement Period”) beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Mandatory Conversion Date.

“Average Price” shall have the meaning set forth in Section 3(c).

“Average VWAP” means the average of the VWAPs for each Trading Day in the relevant period.

“Board of Directors” shall have the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“By-laws” means the Amended and Restated By-laws of the Corporation, as they may be amended or restated from time to time.

“Certificate of Designations” shall have the meaning set forth in the recitals.

“Clause I Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause II Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause IV Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Common Stock” means, with respect to the period prior to the Merger, the common stock, par value $0.01 per share, of Crown Castle International Corp. and, with respect to the period after the Merger, the common stock, par value $0.01 per share, of the Corporation.

“Conversion and Dividend Disbursing Agent” means Computershare Inc., the Corporation’s duly appointed conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock, and any successor appointed under Section 15.

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Corporation” shall have the meaning set forth in the recitals.

“Current Market Price” per share of Common Stock (or, in the case of Section 13(a)(iv), per share of Common Stock, capital stock or equity interests, as applicable) on any date means for the purposes of determining an adjustment to the Fixed Conversion Rates:

(i) for purposes of any adjustment pursuant to Section 13(a)(ii), Section 13(a)(iv) (but only in the event of an adjustment thereunder not relating to a Spin-Off), or Section 13(a)(v), the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date with respect to the issuance or distribution requiring such computation;

(ii) for purposes of any adjustment pursuant to Section 13(a)(iv) relating to a Spin-Off, the Average VWAP per share of Common Stock, capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, over the first 10 consecutive Trading Days commencing on and including the fifth Trading Day immediately following the effective date of such distribution; and

(iii) for purposes of any adjustment pursuant to Section 13(a)(vi), the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date of the relevant tender offer or exchange offer.

“Depositary” means DTC or its nominee or any successor appointed by the Corporation.

“Dividend Payment Date” means February 1, May 1, August 1 and November 1 of each year commencing on [            ] to and including the Mandatory Conversion Date.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall be deemed to have commenced on, and include [            ] and shall end on, and exclude, the [            ] Dividend Payment Date.

“Dividend Rate” shall have the meaning set forth in Section 3(a).

“DTC” means The Depository Trust Corporation.

“Early Conversion” shall have the meaning set forth in Section 8(a).

“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(b).

“Early Conversion Additional Share Number” shall have the meaning set forth in Section 8(b).

“Early Conversion Average Price” shall have the meaning set forth in Section 8(b).

“Early Conversion Date” shall have the meaning set forth in Section 10(b).

“Early Conversion Settlement Period” shall have the meaning set forth in Section 8(b).

“Effective Date” shall have the meaning set forth in Section 9(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Property” shall have the meaning set forth in Section 14.

“Ex-Date,” when used with respect to any issuance or distribution, means the first date on which shares of Common Stock trade without the right to receive such issuance or distribution.

“Expiration Date” shall have the meaning set forth in Section 13(a)(vi).

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors (or an authorized committee thereof), whose determination shall be final.

“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” shall have the meaning set forth in Section 3(e).

A “Fundamental Change” shall be deemed to have occurred, at such time after the date that is 20 calendar days prior to the date of the Merger, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Corporation, any of the Corporation’s majority-owned subsidiaries or any of the Corporation’s or the Corporation’s majority-owned subsidiaries’ employee benefit plans, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of the Corporation’s directors; or (iii) the Common Stock (or, following a Reorganization Event, any common stock, depositary receipts or other securities representing common equity interests into which the Mandatory Convertible Preferred Stock becomes convertible in connection with such Reorganization Event) ceases to be listed for trading on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or another United States national securities exchange (each, a “Qualifying Market”).

“Fundamental Change Conversion” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 10(c).

“Fundamental Change Conversion Period” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate set forth in the table below for the Effective Date and the Share Price applicable to such Fundamental Change:

Share Price on Effective Date
Effective Date	$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]		$[ ]
[ ]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
November 1, 2015	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
November 1, 2016	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]

If the Share Price falls between two Share Prices set forth in the table above, or if the Effective Date falls between two Effective Dates set forth in the table above, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

If the Share Price is in excess of $[        ] per share (subject to adjustment in the same manner as adjustments are made to the Share Price in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate. If the Share Price is less than $[        ] per share (subject to adjustment in the same manner as adjustments are made to the Share Price in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.

The Share Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Section 13(c)(iv). The Fundamental Change Conversion Rates set forth in the table above are each subject to adjustment in the same manner as each Fixed Conversion Rate as set forth in Section 13.

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 9(a).

“Fundamental Change Notice” shall have the meaning set forth in Section 9(b).

“Global Preferred Shares” shall have the meaning set forth in Section 22.

“Holder” means each Person in whose name shares of the Mandatory Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of the Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Price” shall have the meaning set forth in Section 7(b)(ii).

“Junior Stock” means (i) the Common Stock and (ii) each other class or series of capital stock of the Corporation established after the effective date of the Merger, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Liquidation Dividend Amount” shall have the meaning set forth in Section 4(a).

“Liquidation Preference” means, as to the Mandatory Convertible Preferred Stock, $100 per share.

“Mandatory Conversion” shall have the meaning set forth in Section 7(a).

“Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 7(c).

“Mandatory Conversion Date” means November 1, 2016.

“Mandatory Conversion Rate” shall have the meaning set forth in Section 7(b).

“Mandatory Convertible Preferred Stock” shall have the meaning set forth in Part 1 of this Certificate of Designations.

“Maximum Conversion Rate” shall have the meaning set forth in Section 7(b)(iii).

“Merger” shall have the meaning set forth in the recitals.

“Minimum Conversion Rate” shall have the meaning set forth in Section 7(b)(i).

“Nonpayment” shall have the meaning set forth in Section 6(b)(i).

“Nonpayment Remedy” shall have the meaning set forth in Section 6(b)(iii).

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Corporation.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“Qualifying Preferred Stock” shall have the meaning set forth in Section 6(c).

“Parity Stock” means each class or series of capital stock of the Corporation established after the effective date of the Merger, the terms of which expressly provide that such class or series shall rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Predecessor Corporation” shall have the meaning set forth in the recitals.

“Preferred Stock” shall have the meaning set forth in the recitals.

“Preferred Stock Directors” shall have the meaning set forth in Section 6(b)(i).

“Record Date” means, with respect to any Dividend Payment Date, the January 15, April 15, July 15 and October 15 immediately preceding the applicable February 1, May 1, August 1 and November 1 Dividend Payment Date, respectively. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Mandatory Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at 5:00 p.m., New York City time, on the related Record Date.

“Registrar” initially means Computershare Inc., the Corporation’s duly appointed registrar for the Mandatory Convertible Preferred Stock and any successor appointed under Section 15.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.

“Reorganization Event” shall have the meaning set forth in Section 14.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Senior Stock” means each class or series of capital stock of the Corporation established after the effective date of the Merger, the terms of which expressly provide that such class or series shall rank senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Share Dilution Amount” means the increase in the number of diluted shares of Common Stock outstanding (determined in accordance with United States generally accepted accounting principles, and as measured from October 28, 2013) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“Share Price” means, for any Fundamental Change, (i) if the holders of Common Stock receive only cash in such Fundamental Change, the amount of cash paid in such Fundamental Change per share of Common Stock, and (ii) if the holders of Common Stock receive any property other than cash in such Fundamental Change, the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day preceding the Effective Date.

“Shelf Registration Statement” means a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion.

“Spin-Off” means a distribution by the Corporation to all holders of Common Stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of the Corporation.

“Threshold Appreciation Price” shall have the meaning set forth in Section 7(b)(i).

“Trading Day” means a day on which the Common Stock:

(a) is not suspended from trading, and on which trading in Common Stock is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and

(b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Stock;

provided that if the Common Stock is not traded on any such exchange, association or market, “Trading Day” means any Business Day.

“Transfer Agent” shall initially mean Computershare Inc., the Corporation’s duly appointed transfer agent for the Mandatory Convertible Preferred Stock and any successor appointed under Section 15.

“Trigger Event” shall have the meaning set forth in Section 13(a)(iv).

“Unit of Exchange Property” shall have the meaning set forth in Section 14.

“Voting Preferred Stock” means any series of Preferred Stock, in addition to the Mandatory Convertible Preferred Stock, ranking equally with the Mandatory Convertible Preferred Stock either as to dividends or to the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights for the election of directors have been conferred and are exercisable.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “CCI <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

SECTION 3. Dividends.

(a) Rate. Subject to the rights of holders of any class or series of capital stock of the Corporation ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors (or an authorized committee thereof) out of funds of the Corporation legally available for payment, cumulative dividends at the rate per annum of 4.50% on the Liquidation Preference per share of the Mandatory Convertible Preferred Stock (the “Dividend Rate”) (equivalent to $4.50 per annum per share), payable in cash, by delivery of shares of Common Stock or by delivery of any combination of cash and shares of Common Stock, as determined by the Corporation in its sole discretion (subject to the limitations described below). Declared dividends on the Mandatory Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from [            ], whether or not in any Dividend Period or Dividend Periods there have been funds legally available for the payment of such dividends. Declared dividends shall be payable on the relevant Dividend Payment Date to Record Holders on the immediately preceding Record Date, whether or not the shares of Mandatory Convertible Preferred Stock held by such Record Holders on such Record Date are converted after such Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

The amount of dividends payable on each share of the Mandatory Convertible Preferred Stock for each Dividend Period shall be computed by dividing the Dividend Rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for any period other than a full Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of 12 30-day months). Accumulations of dividends on shares of the Mandatory Convertible Preferred Stock shall not bear interest.

No dividend shall be declared or paid upon, or any sum of cash or number of shares of Common Stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum of cash or number of shares of Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Holders shall not be entitled to any dividends on the Mandatory Convertible Preferred Stock, whether payable in cash, securities or other property, in excess of full cumulative dividends.

Except as described in this Section 3(a), dividends on Mandatory Convertible Preferred Stock converted to Common Stock shall cease to accumulate on the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, a “Conversion Date”), as applicable.

(b) Priority of Dividends. So long as any share of the Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on Common Stock or any other class or series of Junior Stock, and no Common Stock or any other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum of cash or number of shares of Common Stock has been set apart for the payment of such dividends upon, all outstanding shares of the Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to (i) any dividend or distribution payable in shares of Common Stock or other Junior Stock; (ii) purchases, redemptions or other acquisitions of Common Stock or other Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (iii) any dividends or distributions of rights in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iv) purchases of Common Stock or other Junior Stock pursuant to a contractually binding requirement to buy Common Stock or other Junior Stock existing prior to the preceding

Dividend Period, including under a contractually binding stock repurchase plan; (v) the deemed purchase or acquisition of fractional interests in shares of Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; or (vi) purchases, redemptions or acquisitions deemed to occur as a result of the Merger.

When dividends on shares of the Mandatory Convertible Preferred Stock (A) have not been declared and paid in full on any Dividend Payment Date or (B) have been declared but a sum of cash or number of shares of Common Stock sufficient for payment thereof has not been set aside for the benefit of the Holders thereof on the applicable Record Date, no dividends may be declared or paid on any Parity Stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such Parity Stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and such Parity Stock bear to each other; provided that any unpaid dividends will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or an authorized committee thereof) may be declared and paid on any securities, including Common Stock, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends.

(c) Method of Payment of Dividends. (i) Subject to the limitations described below, any declared dividend (or any portion of any declared dividend) on the shares of Mandatory Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period (including in connection with the payment of declared and unpaid dividends pursuant to Section 7 and Section 9 hereof), may be paid by the Corporation, as determined in the Corporation’s sole discretion:

(A) in cash;

(B) by delivery of shares of Common Stock; or

(C) by delivery of any combination of cash and shares of Common Stock.

(ii) Each payment of a declared dividend on the shares of Mandatory Convertible Preferred Stock shall be made in cash, except to the extent the Corporation timely elects to make all or any portion of such payment in shares of Common Stock. The Corporation shall give notice to Holders of any such election and the portions of such payment that will be made in cash and in shares of Common Stock no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend, provided that if the Corporation does not provide timely notice of this election, the Corporation will be deemed to have elected to pay the relevant dividend in cash.

(iii) If the Corporation elects to make any such payment of a declared dividend, or any portion thereof, in shares of Common Stock, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP per share of Common Stock over the five consecutive Trading Day period beginning on and including the seventh Scheduled Trading Day prior to the applicable Dividend Payment Date (the “Average Price”).

(d) No fractional shares of Common Stock shall be delivered by the Corporation to Holders in payment or partial payment of a dividend. A cash adjustment shall instead be paid by the Corporation to each Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Average Price with respect to such dividend.

(e) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock to be delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $[         ], subject to adjustment as

set forth in Section 13(c)(ii) (such dollar amount, as adjusted, the “Floor Price”). To the extent that the amount of any declared dividend exceeds the product of the number of shares of Common Stock delivered in connection with such declared dividend and 97% of the Average Price, the Corporation shall, if it is legally able to do so, pay such excess amount in cash.

(f) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Stock issued as payment of a dividend on the shares of Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of the Corporation for purposes of the Securities Act. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed).

SECTION 4. Liquidation, Dissolution or Winding Up. (a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive the Liquidation Preference per share of the Mandatory Convertible Preferred Stock, plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares to (but excluding) the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after satisfaction of liabilities owed to the Corporation’s creditors and holders of shares of any Senior Stock and before any payment or distribution is made to holders of any Junior Stock, including, without limitation, Common Stock.

(b) If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount on the shares of Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for liquidation, winding up or dissolution) on, all Parity Stock are not paid in full, the Holders and all holders of any such Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.

(c) After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s shares of the Mandatory Convertible Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation.

(d) Neither the sale of all or substantially all of Corporation’s assets, nor its merger or consolidation into or with any other Person, shall be deemed to be the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation.

SECTION 5. No Redemption; No Sinking Fund. The Mandatory Convertible Preferred Stock shall not be subject to any redemption, sinking fund or other similar provisions.

SECTION 6. Voting Rights.

(a) General. Holders shall not have any voting rights except as set forth in this Section 6 or as otherwise from time to time specifically required by Delaware law.

(b) Right to Elect Two Directors Upon Nonpayment. (i) Whenever dividends on any shares of the Mandatory Convertible Preferred Stock (A) have not been declared and paid, or (B) have been declared but a sum of cash or number of shares of Common Stock sufficient for payment thereof has not been set aside for the benefit of the Holders on the applicable Record Date, for the equivalent of six or more Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the authorized number of directors of the Board of Directors shall, at the next annual meeting of the stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and Holders, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, shall be entitled at the Corporation’s next annual meeting or at a special meeting of stockholders to fill such newly created directorships by electing two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such directors will not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors shall, at no time, include more than two Preferred Stock Directors. In the event of a Nonpayment, the holders of record of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors (provided, however, that if the next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors, to the extent otherwise permitted by the By-laws, shall be included in the agenda for and shall be held at such scheduled annual or special meeting of stockholders). The Preferred Stock Directors will stand for reelection annually, and at each subsequent annual meeting of the stockholders, so long as the Holders continue to have such voting rights. At any meeting at which the Holders are entitled to elect Preferred Stock Directors, the holders of record of a majority of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock, present in person or represented by proxy, shall constitute a quorum and the vote of the holders of a majority of such shares of the Mandatory Convertible Preferred Stock and other Voting Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.

(ii) Any request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of the Mandatory Convertible Preferred Stock or other series of Voting Preferred Stock then outstanding, and delivered to the Corporation in such manner as provided for in Section 17 below, or as may otherwise be required by law.

(iii) If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full, or declared and a sum (which may include shares of Common Stock) sufficient for such payment shall have been set aside (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Corporation, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders and all other holders of Voting Preferred Stock shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the authorized number of directors on the Board of Directors shall automatically decrease by two.

(iv) Any Preferred Stock Director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock (voting together as a single class), when they have the voting rights described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding

(voting together as a single class) when they have the voting rights described above; provided that the filling of each vacancy will not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Directors after a Nonpayment (provided that such request is received at least 90 days before the date fixed for the next annual or special meeting of stockholders, failing which such election shall be included in the agenda for and shall be held at the next scheduled annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated and such Preferred Stock Director shall not have been removed from such office, in each case as above provided.

(c) Other Voting Rights. So long as any shares of the Mandatory Convertible Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock (subject to the last paragraph of this Section 6(c)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such stockholders, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Charter or this Certificate of Designations so as to authorize or create, or increase the authorized amount of, any class or series of Senior Stock;

(ii) Amendment of the Mandatory Convertible Preferred Stock. Any amendment, alteration or repeal of any provision of the Charter or this Certificate of Designations so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock, or of a merger or consolidation of the Corporation with or into another entity, unless in each case (x) the shares of the Mandatory Convertible Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity (or the Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent, and (y) such shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction (any such preferred stock being referred to herein as “Qualifying Preferred Stock”);

provided, however, that for all purposes of this Section 6(c), (1) any increase in the amount of the Corporation’s authorized but unissued shares of Preferred Stock, (2) any increase in the amount of the Corporation’s authorized Mandatory Convertible Preferred Stock or the issuance of any additional shares of the Mandatory Convertible Preferred Stock, (3) the authorization or creation of any class or series of Parity Stock or Junior Stock, any increase in the amount of authorized but unissued shares of such class or series of Parity Stock or Junior Stock or the issuance of additional shares of such class or series of Parity Stock or Junior Stock or (4) the adoption or inclusion (by amendment, alteration, share exchange, reclassification, merger, consolidation or similar means) of charter provisions (whether in the Charter or a successor entity certificate of incorporation or other equivalent governing document) applicable to capital stock (including the Mandatory Convertible Preferred Stock or any successor preferred stock) relating to the ownership limitations and transfer restrictions that are customary, in the sole determination of the Board of Directors, for the protection of the Corporation’s or any successor entity’s status as a REIT and a “domestically controlled qualified investment entity” for tax purposes shall be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock, and shall not require the affirmative vote of the Holders.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 6(c) would adversely affect one or more but not all series of Voting Preferred Stock, then only the series of Voting Preferred Stock adversely affected and entitled to vote shall vote as a class in lieu of all other series of Voting Preferred Stock.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Amended and Restated Certificate of Incorporation, the By-laws, applicable law and the rules of any national securities exchange or other trading facility on which the Mandatory Convertible Preferred Stock is listed or traded at the time.

SECTION 7. Mandatory Conversion on the Mandatory Conversion Date. (a) Each share of the Mandatory Convertible Preferred Stock shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 8 or Section 9) on the Mandatory Conversion Date (“Mandatory Conversion”), into a number of shares of Common Stock equal to the Mandatory Conversion Rate.

(b) The “Mandatory Conversion Rate” shall, subject to adjustment in accordance with Section 7(c), be as follows:

(i) if the Applicable Market Value is greater than $[        ] (the “Threshold Appreciation Price”), then the Mandatory Conversion Rate shall be equal to [            ] shares of Common Stock per share of the Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but greater than or equal to $[        ] (the “Initial Price”), then the Mandatory Conversion Rate per share of the Mandatory Convertible Preferred Stock shall be equal to the Liquidation Preference divided by the Applicable Market Value; or

(iii) if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to [            ] shares of Common Stock per share of the Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”).

provided that the Fixed Conversion Rates, the Threshold Appreciation Price, the Initial Price and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Section 13.

(c) If on or prior to the Mandatory Conversion Date the Corporation has not declared all or any portion of the accumulated dividends on the Mandatory Convertible Preferred Stock, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to the amount of such undeclared, accumulated and unpaid dividends (“Mandatory Conversion Additional Conversion Amount”) divided by the greater of the Floor Price and 97% of the Average Price. To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, the Corporation shall, if the Corporation is legally able to do so, declare and pay such excess amount in cash pro rata to the Holders.

(d) If the Corporation declares a dividend for the Dividend Period ending on the Mandatory Conversion Date, the Corporation shall pay such dividend to the Record Holders as of the immediately preceding Record Date in accordance with Section 3.

SECTION 8. Early Conversion at the Option of the Holder. (a) Other than during a Fundamental Change Conversion Period, the Holders shall have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), at any time prior to the Mandatory Conversion Date (“Early Conversion”), into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment as described in Section 13 and to satisfaction of the conversion procedures set forth in Section 10.

(b) If, as of any Early Conversion Date, the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on a Dividend Payment Date prior to such Early Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that the Holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of Common Stock (the “Early Conversion Additional Share Number”) equal to the amount of undeclared, accumulated and unpaid dividends for such prior Dividend Periods (such amount of undeclared, accumulated and unpaid dividends, the “Early Conversion Additional Conversion Amount”), divided by the greater of the Floor Price and the Average VWAP per share of the Common Stock over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 22nd Scheduled Trading Day immediately preceding the Early Conversion Date (such average being referred to as the “Early Conversion Average Price”). Notwithstanding anything to the contrary in this Certificate of Designations, to the extent that the Early Conversion Additional Conversion Amount exceeds the value of the product of the Early Conversion Additional Share Number and the Early Conversion Average Price, the Corporation shall not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section 8(b), upon any Early Conversion of any shares of the Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares of the Mandatory Convertible Preferred Stock as of such Record Date, in accordance with Section 3.

SECTION 9. Fundamental Change Conversion. (a) If a Fundamental Change occurs on or prior to the Mandatory Conversion Date, the Holders shall have the right to (i) convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock) (any such conversion pursuant to this Section 9(a) being a “Fundamental Change Conversion”) at any time during the period (the “Fundamental Change Conversion Period”) that begins on the effective date of such Fundamental Change (the “Effective Date”) and ends at 5:00 p.m., New York City time, on the date that is 20 calendar days after the Effective Date (or, if earlier, the Mandatory Conversion Date) into a number of shares of Common Stock equal to the Fundamental Change Conversion Rate per share of the Mandatory Convertible Preferred Stock, (ii) with respect to such converted shares, receive an amount equal to the present value, calculated using a discount rate of 4.50% per annum, of all dividend payments on such shares (excluding any Accumulated Dividend Amount) for all the remaining Dividend Periods (including the partial Dividend Period from and including such Effective Date) to but excluding the Mandatory Conversion Date (the “Fundamental Change Dividend Make-whole Amount”); and (iii) with respect to such converted shares, receive the Accumulated Dividend Amount, subject in the case of clauses (ii) and (iii) to the Corporation’s right to deliver shares of Common Stock in lieu of all or part of such amounts as set forth in Section 9(d) below and subject to the limitations with respect to the number of shares of Common Stock set forth in Section 9(d) below; provided that, notwithstanding clauses (ii) and (iii) above, if such Effective Date falls during a Dividend Period for which the Corporation has declared a dividend, the Corporation shall pay such dividend on the relevant Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 3, and such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend

Make-whole Amount shall not include the present value of the payment of such dividend. Holders who do not submit their Mandatory Convertible Preferred Stock for conversion during the Fundamental Change Conversion Period shall not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-Whole Amount or the relevant Accumulated Dividend Amount.

(b) On or before the 20th calendar day prior to the anticipated Effective Date or, if such prior notice is not practicable, no later than the second Business Day immediately following the actual Effective Date, a written notice (the “Fundamental Change Notice”) shall be sent by or on behalf of the Corporation to the Holders. Such notice shall state:

(i) the event causing the Fundamental Change;

(ii) the anticipated Effective Date or actual Effective Date, as the case may be;

(iii) that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(iv) the Fundamental Change Conversion Period; and

(v) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

If the Corporation notifies Holders of a Fundamental Change later than the 20th calendar day prior to the Effective Date, the Fundamental Change Conversion Period shall be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the Effective Date to, but excluding, the date of such notice; provided that the Fundamental Change Conversion Period shall not be extended beyond the Mandatory Conversion Date.

(c) Not later than the second Business Day following the Effective Date (or, if the Corporation provides notice to Holders of the Fundamental Change prior to the anticipated Effective Date, on the date the Corporation gives Holders notice of the anticipated Effective Date), the Corporation shall notify Holders of:

(i) the Fundamental Change Conversion Rate;

(ii) the Fundamental Change Dividend Make-whole Amount and whether the Corporation will pay such amount in cash, shares of Common Stock or a combination thereof, specifying the combination, if applicable; and

(iii) the Accumulated Dividend Amount and whether the Corporation will pay such amount in cash, shares of Common Stock or a combination thereof, specifying the combination, if applicable.

(d) (i) For any shares of the Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the Common Stock issued upon conversion at the Fundamental Change Conversion Rate, the Corporation shall at its option:

(A) pay the Fundamental Change Dividend Make-whole Amount in cash, to the extent the Corporation is legally permitted to do so;

(B) increase the number of shares of Common Stock to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the Share Price; or

(C) pay the Fundamental Change Dividend Make-whole Amount through any combination of cash and shares of Common Stock in accordance with the provisions of clauses (A) and (B) above.

(ii) In addition, to the extent that the Accumulated Dividend Amount exists with respect to any Fundamental Change Conversion, the converting Holder shall be entitled to receive such Accumulated Dividend Amount upon such Fundamental Change Conversion. The Corporation shall, at its option, pay the Accumulated Dividend Amount:

(A) in cash, to the extent the Corporation is legally permitted to do so;

(B) in an additional number of shares of Common Stock equal to (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Share Price; or

(C) in a combination of cash and shares of Common Stock in accordance with the provisions of clauses (A) and (B) above.

(iii) The Corporation shall pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash, except to the extent the Corporation elects on or prior to the second Business Day following the relevant Effective Date to make all or any portion of such payments in Common Stock. In addition, if the Corporation elects to deliver Common Stock in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount or the dollar amount of any portion thereof paid in Common Stock exceeds the product of the number of additional shares the Corporation delivers in respect thereof and 97% of the Share Price, the Corporation shall, if it is legally able to do so, pay such excess amount in cash.

(iv) No fractional shares of Common Stock shall be delivered by the Corporation to converting Holders in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. A cash adjustment shall instead be paid by the Corporation to each converting Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Average VWAP per share of Common Stock over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the relevant Conversion Date.

SECTION 10. Conversion Procedures. (a) Pursuant to Section 7, on the Mandatory Conversion Date, any outstanding shares of the Mandatory Convertible Preferred Stock shall automatically convert into shares of Common Stock. The Person or Persons entitled to receive the shares of Common Stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock shall be treated as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the Mandatory Conversion Date. Except as provided under Section 13(c)(iii), prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date, the Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock shall not be outstanding for any purpose and Holders shall have no rights with respect to such Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock. A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preferred Stock being converted is in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of (i) the third Business Day immediately succeeding the Mandatory Conversion Date and (ii) the third Business Day immediately succeeding the last day of the Settlement Period.

(b) To effect an Early Conversion pursuant to Section 8, a Holder who

(i) holds a beneficial ownership interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of the Mandatory Convertible Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of the Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preferred Stock being converted is in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the latest of (i) the third Business Day immediately succeeding the Early Conversion Date, (ii) the third Business Day immediately succeeding the last day of the Early Conversion Settlement Period, and (iii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Early Conversion Date. Except as set forth in Section 13(c)(iii), prior to 5:00 p.m., New York City time on such applicable Early Conversion Date, the shares of Common Stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of the Mandatory Convertible Preferred Stock.

In the event that an Early Conversion is effected with respect to shares of the Mandatory Convertible Preferred Stock representing less than all the shares of the Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of the Mandatory Convertible Preferred Stock as to which Early Conversion was not effected, or, if the Mandatory Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of the Mandatory Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(c) To effect a Fundamental Change Conversion pursuant to Section 9, a Holder who

(i) holds a beneficial ownership interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of the Mandatory Convertible Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of the Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preferred Stock being converted is in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of (i) the third Business Day immediately succeeding the Fundamental Change Conversion Date and (ii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Common Stock issuable upon such Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Fundamental Change Conversion Date. Except as set forth in Section 13(c)(iii), prior to 5:00 p.m., New York City time on such applicable Fundamental Change Conversion Date, the shares of Common Stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock shall not be outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock, including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of the Mandatory Convertible Preferred Stock.

In the event that a Fundamental Change Conversion is effected with respect to shares of the Mandatory Convertible Preferred Stock representing less than all the shares of the Mandatory Convertible Preferred Stock held by a Holder, upon such Fundamental Change Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of the Mandatory Convertible Preferred Stock as to which Fundamental Change Conversion was not effected, or, if the Mandatory Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of the Mandatory Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(d) In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Mandatory Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(e) Shares of the Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of the Mandatory Convertible Preferred Stock and other amounts and shares of Common Stock, if any, to which they are entitled pursuant to Sections 7, 8 or 9, as applicable and, if the applicable Conversion Date occurs after the Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares of the Mandatory Convertible Preferred on such Record Date to receive payment of such declared dividend on such Dividend Payment Date pursuant to Section 3.

SECTION 11. Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of the Mandatory Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the product of the Maximum Conversion Rate then in effect and the number of shares of the Mandatory Convertible Preferred Stock then outstanding. For purposes of this Section 11(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of the Mandatory Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Mandatory Convertible Preferred Stock, the Corporation shall use commercially reasonable efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of, or issuable in respect of the payment of dividends, the Accumulated Dividend Amount or the Fundamental Change Dividend Make-whole Amount on, the Mandatory Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of the Mandatory Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon the first conversion of the Mandatory Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

SECTION 12. Fractional Shares. (a) No fractional shares of Common Stock shall be issued to Holders as a result of any conversion of shares of the Mandatory Convertible Preferred Stock.

(b) In lieu of any fractional shares of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 7 or a conversion at the option of the Holder pursuant to Section 8 or Section 9, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP of the Common Stock over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the Mandatory Conversion Date, Early Conversion Date or Fundamental Change Conversion Date, as applicable.

(c) If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

SECTION 13. Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation issues shares of Common Stock to all holders of Common Stock as a dividend or other distribution, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution shall be divided by a fraction:

(A) the numerator of which is the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination; and

(B) the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of Common Stock constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (i) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to pay or make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purpose of this clause (i), the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

(ii) Issuance of Stock Purchase Rights. If the Corporation issues to all holders of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling such holders, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such rights or warrants shall be increased by multiplying such Fixed Conversion Rate by a fraction:

(A) the numerator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock issuable pursuant to such rights or warrants; and

(B) the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price.

Any adjustment made pursuant to this clause (ii) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (ii) are not so issued, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by the

Board of Directors or an authorized committee thereof, which determination shall be final). For the purpose of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights or warrants in respect of shares of Common Stock held in treasury by the Corporation.

(iii) Subdivisions and Combinations of the Common Stock. If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a lesser number of shares of Common Stock, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

(A) the numerator of which is the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and

(B) the denominator of which is the number of shares of Common Stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(iv) Debt or Asset Distribution. (A) If the Corporation distributes to all holders of Common Stock evidences of its indebtedness, shares of capital stock, securities, rights to acquire shares of the Corporation’s capital stock, cash or other assets (excluding (1) any dividend or distribution covered by Section 13(a)(i), (2) any rights or warrants covered by Section 13(a)(ii), (3) any dividend or distribution covered by Section 13(a)(v) and (4) any Spin-Off to which the provisions set forth in Section 13(a)(iv)(B) apply), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be multiplied by a fraction:

(1) the numerator of which is the Current Market Price; and

(2) the denominator of which is the Current Market Price minus the Fair Market Value, on such date fixed for determination, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets so distributed applicable to one share of Common Stock.

(B) In the case of a Spin-Off, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be multiplied by a fraction:

(1) the numerator of which is the sum of the Current Market Price of the Common Stock and the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed that is applicable to one share of Common Stock as of the 15th Trading Day after the effective date for such distribution (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the Current Market Price of such securities); and

(2) the denominator of which is the Current Market Price of the Common Stock.

Any adjustment made pursuant to this clause (iv) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution. In the event that such distribution described in this clause (iv) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to each Fixed Conversion Rate is required under this clause (iv) during any Settlement Period or Early Conversion Settlement Period in respect of shares of the Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the shares of Common Stock issuable upon conversion shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

For purposes of this clause (iv) (and subject in all respect to clause (ii)), rights, options or warrants distributed by the Corporation to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this clause (iv) (and no adjustment to the Fixed Conversion Rates under this clause (iv) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this clause (iv). If any such right, option or warrant, including any such existing rights, options or warrants distributed by the Predecessor Corporation prior to October 28, 2013, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the date fixed for the determination of the holders of Common Stock entitled to receive such distribution with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of clause (i), clause (ii) and this clause (iv), if any dividend or distribution to which this clause (iv) is applicable includes one or both of:

(C) a dividend or distribution of shares of Common Stock to which clause (i) is applicable (the “Clause I Distribution”); or

(D) an issuance of rights or warrants to which clause (ii) is applicable (the “Clause II Distribution”),

then (1) such dividend or distribution, other than the Clause I Distribution, if any, and the Clause II Distribution, if any, shall be deemed to be a dividend or distribution to which this clause (iv) is applicable (the “Clause IV Distribution”) and any Fixed Conversion Rate adjustment required by this clause (iv) with respect to such Clause IV Distribution shall then be made, and (2) the Clause I Distribution, if any, and Clause II Distribution, if any, shall be deemed to immediately follow the Clause IV Distribution and any Fixed Conversion Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the date fixed for determination of the holders of Common Stock entitled to receive any Clause I Distribution or Clause II Distribution shall be deemed to be the date fixed for the determination of holders of Common Stock entitled to receive the Clause IV Distribution and (II) any shares of Common Stock included in any Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding at 5:00 p.m., New York City time, on the date fixed for such determination” within the meaning of clauses (i) and (ii).

(v) Cash Distributions. If the Corporation pays or makes a dividend or other distribution consisting exclusively of cash to all holders of Common Stock (excluding (1) any cash that is distributed in a Reorganization Event to which Section 14 applies, (2) any dividend or other distribution in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (3) any consideration payable as part of a tender or exchange offer by the Corporation or any subsidiary of the Corporation covered by Section 13(a)(vi)), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution shall be multiplied by a fraction:

(1) the numerator of which is the Current Market Price, and

(2) the denominator of which is the Current Market Price minus the amount per share of Common Stock of such dividend or other distribution.

Any adjustment made pursuant to this clause (v) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this clause (v) is not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to pay such dividend or make such other distribution, to such Fixed Conversion Rate which would then be in effect if such dividend or other distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers. If the Corporation or any subsidiary of the Corporation successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Common Stock (excluding any securities convertible or exchangeable for Common Stock), where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:

(A) the numerator of which shall be equal to the sum of:

(1) the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for shares of Common Stock purchased in such tender or exchange offer; and

(2) the product of (x) the Current Market Price and (y) the number of shares of Common Stock outstanding at the time such tender or exchange offer expires, less any purchased shares; and

(B) the denominator of which shall be equal to the product of:

(1) the Current Market Price; and

(2) the number of shares of Common Stock outstanding at the time such tender or exchange offer expires, including any purchased shares.

Any adjustment made pursuant to this clause (vi) shall become effective immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following the Expiration Date but will be given effect as of the open of business on the Expiration Date. In the event that the Corporation or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversation Rate shall be readjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in each Fixed Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to each Fixed Conversion Rate is required pursuant to this clause (vi) during any Settlement Period or Early Conversion Settlement

Period in respect of shares of the Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the related conversion consideration shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

(vii) Fair Market Value in Excess of Current Market Price. Except with respect to a Spin-Off, in cases where the Fair Market Value of the evidences of the Corporation’s indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets as to which Section 13(a)(iv) or Section 13(a)(v) apply, applicable to one share of Common Stock, distributed to holders of Common Stock equals or exceeds the Current Market Price (as determined for purposes of calculating the conversion rate adjustment pursuant to such Section 13(a)(iv) or Section 13(a)(v)), rather than being entitled to an adjustment in each Fixed Conversion Rate, Holders shall be entitled to receive upon conversion, in addition to a number of shares of Common Stock otherwise deliverable on the applicable Conversion Date, the kind and amount of the evidences of the Corporation’s indebtedness, shares of the Corporation’s capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets comprising the distribution that such Holder would have received if such Holder had owned, immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution, for each share of the Mandatory Convertible Preferred Stock, a number of shares of Common Stock equal to the Maximum Conversion Rate in effect on the date of such distribution.

(viii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Mandatory Convertible Preferred Stock, converting Holders shall receive, in addition to the Common Stock, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Stock, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in Section 13(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to any shares of Common Stock, the rights described therein (unless such rights or warrants have separated from Common Stock) shall not constitute a distribution of rights or warrants that would entitle Holders to an adjustment to the Fixed Conversion Rates.

(b) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 13, as the Corporation deems advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Share Price. (i) All adjustments to each Fixed Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. Prior to the Mandatory Conversion Date, no adjustment in a Fixed Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein. If any adjustment by reason of this Section 13(c)(i) is not required to be made, such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the Mandatory Conversion Date, an Early Conversion Date and the Effective Date, adjustments to each Fixed Conversion Rate shall be made with respect to any such adjustment carried forward that has not been taken into account before such date.

(ii) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b), (x) an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply on the Mandatory Conversion Date and (y) an inversely proportional adjustment will also be made to the Floor Price. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial

Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to Sections 13(a) or 13(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. Whenever any provision of this Certificate of Designations requires the Corporation to calculate the VWAP per share of the Common Stock over a span of multiple days, the Board of Directors (or an authorized committee thereof) shall make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Current Market Price and the Average Price (as the case may be)) to account for any adjustments, pursuant to Section 13(a) or 13(b), to the Initial Price, the Threshold Appreciation Price, the Floor Price and the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Ex-Date, effective date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

(iii) If:

(A) the record date for a dividend or distribution on shares of the Common Stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

(B) such dividend or distribution would have resulted in an adjustment of the number of shares of Common Stock issuable to the Holders had such record date occurred on or before the last Trading Day of such 20-trading day period, then the Corporation shall deem the Holders to be holders of record, for each share of their Mandatory Convertible Preferred Stock, of a number of shares of Common Stock equal to the Mandatory Conversion Rate for purposes of that dividend or distribution.

(iv) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b), a proportional adjustment shall be made to each Share Price column heading set forth in the table included in the definition of “Fundamental Change Conversion Rate” as of the day on which the Fixed Conversion Rates are so adjusted. Such adjustment shall be made by multiplying each Share Price included in such table, applicable immediately prior to such adjustment, by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to such Share Price adjustment, and the denominator of which is the Minimum Conversion Rate as so adjusted.

(v) Notwithstanding anything herein to the contrary, no adjustment to the Fixed Conversion Rates shall be made if Holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of Common Stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to an adjustment as if they held, for each share of the Mandatory Convertible Preferred Stock, a number of shares of Common Stock equal to the Maximum Conversion Rate then in effect. The Corporation shall notify Holders, in the event they may so participate, at the same time it notifies holders of Common Stock of their participation in such transaction. In addition, the Fixed Conversion Rates shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of October 28, 2013;

(D) for a change in the par value of the Common Stock; or

(E) for accumulated dividends on the Mandatory Convertible Preferred Stock, except as provided under Sections 7, 8 and 9.

(d) Notice of Adjustment. Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates set forth in the table in the definition of “Fundamental Change Conversion Rate” are to be adjusted, the Corporation shall:

(i) compute such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates and the Fundamental Change Conversion Rates, provide, or cause to be provided, a written notice to the Holders of the occurrence of such adjustment; and

(iii) as soon as practicable following the determination of such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates provide, or cause to be provided, to the Holders a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates and Fundamental Change Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates.

SECTION 14. Recapitalizations, Reclassifications and Changes of Common Stock. In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the surviving corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

(iii) any reclassification of Common Stock into securities including securities other than Common Stock; or

(iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition),

in each case, as a result of which the Common Stock would be converted into, or exchanged for, securities, cash or property (each, a “Reorganization Event”), each share of the Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preferred Stock into Common Stock immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one share of Common Stock is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election (or of all holders of Common Stock if none makes an election). The Corporation shall notify Holders of the weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property for each share of the Mandatory Convertible Preferred Stock converted following the effective date of such Reorganization Event shall be determined as if references in Section 7, Section 8 and Section 9 to shares of Common Stock were to Units of Exchange Property (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to such Conversion Date, except as provided in Section 13(c)(iii)). For the purpose of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 7(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors or an authorized committee thereof (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Mandatory Conversion Date of the volume weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors or an authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

The above provisions of this Section 14 shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock or ADRs of the Corporation (or any successor thereto) received by the holders of Common Stock in any such Reorganization Event.

The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 14.

SECTION 15. Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for the Mandatory Convertible Preferred Stock shall be Computershare Inc. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be; provided that if the Corporation removes Computershare Inc., the Corporation shall appoint a successor transfer agent, registrar or conversion and dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

SECTION 16. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of the Mandatory Convertible Preferred Stock as the true and lawful owner thereof for all purposes.

SECTION 17. Notices. All notices or communications in respect of the Mandatory Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Amended and Restated Certificate of Incorporation or the By-laws and by applicable law. Notwithstanding the foregoing, if the shares of the Mandatory Convertible Preferred Stock are represented by Global Preferred Shares, such notices may also be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in the Mandatory Convertible Preferred Stock.

SECTION 18. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe for any stock, obligations, warrants or other securities of the Corporation of any class.

SECTION 19. Other Rights. The shares of the Mandatory Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Amended and Restated Certificate of Incorporation or as provided by applicable law.

SECTION 20. Stock Certificates. (a) Shares of the Mandatory Convertible Preferred Stock shall initially be represented by stock certificates substantially in the form set forth as Exhibit A hereto.

(b) Stock certificates representing shares of the Mandatory Convertible Preferred Stock shall be signed by two authorized Officers of the Corporation, in accordance with the By-laws and applicable Delaware law, by manual or facsimile signature.

(c) A stock certificate representing shares of the Mandatory Convertible Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each stock certificate representing shares of the Mandatory Convertible Preferred Stock shall be dated the date of its countersignature.

(d) If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the stock certificate shall be valid nonetheless.

SECTION 21. Replacement Certificates. (a) If physical certificates are issued, and any of the Mandatory Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of the Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificate representing the Mandatory Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock issuable and any cash deliverable pursuant to the terms of the Mandatory Convertible Preferred Stock formerly evidenced by the certificate.

SECTION 22. Book Entry Form. (a) The Mandatory Convertible Preferred Stock shall be issued in global form (“Global Preferred Shares”) eligible for book-entry settlement with the Depositary, represented by one or more stock certificates in global form registered in the name of the Depositary or a nominee of the Depositary bearing the form of global securities legend set forth in Exhibit A. The aggregate number of shares of the Mandatory Convertible Preferred Stock represented by each stock certificate representing Global Preferred Shares may from time to time be increased or decreased by a notation by the Registrar and Transfer Agent on Schedule I attached to the stock certificate.

(b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations, with respect to any Global Preferred Shares, and the Depositary shall be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of the Mandatory Convertible Preferred Stock. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial ownership interest in any shares of the Mandatory Convertible Preferred Stock. The Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Mandatory Convertible Preferred Stock, this Certificate of Designations or the Amended and Restated Certificate of Incorporation.

(c) Transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(d) If DTC is at any time unwilling or unable to continue as Depositary for the Global Preferred Shares or DTC ceases to be registered as a “clearing agency” under the Exchange Act, and in either case a successor Depositary is not appointed by the Corporation within 90 days, the Corporation shall issue certificated shares in exchange for the Global Preferred Shares. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates, in substantially the form attached hereto as Exhibit A, representing an equal aggregate Liquidation Preference. Such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Registrar.

SECTION 23. Miscellaneous. (a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of the Mandatory Convertible Preferred Stock or shares of Common Stock or other securities issued on account of the Mandatory Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities in a name other than that in which the shares of the Mandatory Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) The Liquidation Preference and the Dividend Rate each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Mandatory Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (or an authorized committee thereof) and submitted by the Board of Directors (or such authorized committee thereof) to the Transfer Agent.

Exhibit A

[FORM OF FACE OF MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES A

CERTIFICATE]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

THE CORPORATION SHALL FURNISH A FULL STATEMENT ABOUT CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFERABILITY TO A STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE.

Certificate Number [            ] [Initial] Number of Shares of Mandatory

Convertible Preferred Stock [            ]

CUSIP [            ]

ISIN [            ]

CROWN CASTLE REIT INC.

4.50% Mandatory Convertible Preferred Stock, Series A

(par value $0.01 per share)

(Liquidation Preference as specified below)

Crown Castle REIT Inc., a Delaware corporation (the “Corporation”), hereby certifies that [            ] (the “Holder”), is the registered owner of [            ] [the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated 4.50% Mandatory Convertible Preferred Stock, Series A, with a par value of $0.01 per share and a Liquidation Preference of $100.00 per share (the “Mandatory Convertible Preferred Stock”). The shares of the Mandatory Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Mandatory Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations of 4.50% Mandatory Convertible Preferred Stock, Series A of Crown Castle REIT Inc. dated [            ] as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the provisions of the Mandatory Convertible Preferred Stock set forth on the reverse hereof and in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned, these shares of the Mandatory Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two Officers of the Corporation this [            ] of [            ] [            ].

CROWN CASTLE REIT INC.

By:
Name:
Title:

By:
Name:
Title:

COUNTERSIGNATURE

These are shares of the Mandatory Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated: [                    ], [            ]

Computershare Inc., as Registrar and Transfer Agent

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR MANDATORY

CONVERTIBLE PREFERRED STOCK]

Cumulative dividends on each share of the Mandatory Convertible Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations.

The shares of the Mandatory Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

The Corporation shall furnish without charge to each Holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of stock of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Mandatory Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 4.50% Mandatory Convertible Preferred Stock, Series A (the “Mandatory Convertible Preferred Stock”), of Crown Castle REIT Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [                    ] (the “Mandatory Convertible Preferred Stock Certificates”), into common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations of the Mandatory Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below. If Common Stock is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Mandatory Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Shares of the Mandatory Convertible Preferred Stock to be Converted:

Shares of Common Stock to be Issued:*

Signature:

Name:

Address:**

Fax No.:

*	The Corporation is not required to issue Common Stock until the original Mandatory Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.
**	Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of the Mandatory Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of the Mandatory Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I1

Crown Castle REIT Inc.

Global Preferred Share

4.50% Mandatory Convertible Preferred Stock, Series A

Certificate Number:

The number of shares of the Mandatory Convertible Preferred Stock initially represented by this Global Preferred Share shall be [                    ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of the Mandatory Convertible Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

[1]	Attach Schedule I only to Global Preferred Shares.